CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries
September 30, 2005

                    Financial Guaranty Insurance Company and Subsidiaries

                              Consolidated Financial Statements

                                      September 30, 2005

                                           CONTENTS

Consolidated Balance Sheets at September 30, 2005 (Unaudited) and
December 31, 2004 .................................................................   1
Consolidated Statements of Income for the Three Months
and Nine Months Ended September 30, 2005 and 2004 (Unaudited)......................   2
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2005
  and 2004 (Unaudited).............................................................   3
Notes to Consolidated Financial Statements (Unaudited).............................   4

                    Financial Guaranty Insurance Company and Subsidiaries

                                 Consolidated Balance Sheets

                       (Dollars in thousands, except per share amounts)

                                                           SEPTEMBER 30,   DECEMBER 31,
                                                               2005            2004
                                                          --------------------------------
                                                            (Unaudited)
ASSETS
Fixed maturity securities, available for sale, at fair
  value (amortized cost of  $3,145,832 in 2005 and
  $2,921,320 in 2004)                                        $ 3,135,392    $2,938,856
Short-term investments, at cost, which approximates fair
  value                                                          173,195       140,473
                                                          --------------------------------
Total investments                                              3,308,587     3,079,329

Cash and cash equivalents                                         81,850        69,292
Accrued investment income                                         41,679        36,580
Receivable for securities sold                                        56             -
Reinsurance recoverable on losses                                  1,895         3,054
Prepaid reinsurance premiums                                     110,636       109,292
Deferred policy acquisition costs                                 53,613        33,835
Recoverable on paid claims                                         4,686
Receivable from related parties                                      259           802
Property and equipment, net of accumulated depreciation
  of $723 in 2005 and  $164 in 2004                                2,607         2,408
Prepaid expenses and other assets                                  9,621         7,826
                                                          --------------------------------
Total assets                                                 $ 3,615,489    $3,342,418
                                                          ================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Unearned premiums                                           1,164,245     1,043,334
   Losses and loss adjustment expenses                            52,201        39,181
   Ceded reinsurance payable                                       3,018         3,826
   Accounts payable and accrued expenses                          26,406        22,874
   Payable for securities purchased                                7,120         5,715
   Obligations under capital lease                                 5,006         6,446
   Current federal income taxes payable                           10,795         4,401
   Deferred federal income taxes payable                          31,616        38,765
                                                          --------------------------------
Total liabilities                                              1,300,407     1,164,542
                                                          --------------------------------

Stockholders' equity:
  Common stock, par value $1,500 per share; 10,000 shares
    authorized, issued and outstanding                            15,000        15,000
  Additional paid-in capital                                   1,890,821     1,882,772
  Accumulated other comprehensive (loss) income, net of
    tax                                                          (8,063)        15,485
  Retained earnings                                              417,324       264,619
                                                          --------------------------------
Total stockholders' equity                                     2,315,082     2,177,876
                                                          --------------------------------
                                                          --------------------------------
Total liabilities and stockholders' equity                   $ 3,615,489    $3,342,418
                                                          ================================

See accompanying notes to unaudited interim consolidated financial statements.

                                        1

                    Financial Guaranty Insurance Company and Subsidiaries

                              Consolidated Statements of Income
                                         (Unaudited)

                                    (Dollars in thousands)

                                                     THREE MONTHS ENDED           NINE MONTHS ENDED
                                                        SEPTEMBER 30                SEPTEMBER 30
                                                    2005           2004          2005          2004
                                                ---------------------------------------------------------
Revenues:
  Gross premiums written                          $    96,787   $    87,869    $   312,526   $   250,720
  Ceded premiums written                               (4,456)         (797)       (24,281)       (4,356)
                                                ---------------------------------------------------------
  Net premiums written                                 92,331        87,072        288,245       246,364
  Increase in net unearned premiums                   (37,537)      (37,312)      (118,911)     (112,251)
                                                ---------------------------------------------------------
  Net premiums earned                                  54,794        49,760        169,334       134,113

  Net investment income                                30,125        24,784         85,954        70,814
  Net realized (losses) gains                              (8)         (318)           110           460
  Other income                                            402           117            918           674
                                                ---------------------------------------------------------
                                                ---------------------------------------------------------
Total revenues                                         85,313        74,343        256,316       206,061
                                                ---------------------------------------------------------

Expenses:
  Losses and loss adjustment expenses                  20,693         6,725         15,016         6,319
  Underwriting expenses                                22,133        18,723         59,777        53,075
  Policy acquisition costs deferred                    (8,169)       (8,563)       (25,796)      (24,874)
  Amortization of deferred policy acquisition
  costs                                                 1,873           745          5,874         1,086
                                                ---------------------------------------------------------
Total expenses                                         36,530        17,630         54,871        35,606
                                                ---------------------------------------------------------

Income before income taxes                             48,783        56,713        201,445       170,455
Income tax expense                                      9,376        14,759         48,740        41,802
                                                ---------------------------------------------------------
Net income                                        $    39,407   $    41,954    $   152,705   $   128,653
                                                =========================================================

See accompanying notes to unaudited interim consolidated financial statements.

                                        2

                    Financial Guaranty Insurance Company and Subsidiaries

                            Consolidated Statements of Cash Flows
                                         (Unaudited)

                                    (Dollars in thousands)
                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                                2005             2004
                                                           ---------------------------------
                                                           ---------------------------------
OPERATING ACTIVITIES
Net income                                                 $     152,705   $        128,653
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Amortization of deferred policy acquisition costs              5,874           1,086
    Policy acquisition costs deferred                            (25,796)        (24,874)
    Depreciation of property and equipment                           559              37
    Amortization of fixed maturity securities                     23,284          26,163
    Net realized gains on investments                               (110)           (460)
    Accrued investment income, prepaid expenses and other
      assets                                                      (6,894)         (5,649)
    Current federal income tax receivable                              -             126
    Reinsurance recoverable on losses                              1,159           3,885
    Other reinsurance receivables                                      -           5,295
    Prepaid reinsurance premiums                                  (1,344)         10,784
    Unearned premiums                                            120,911         101,466
    Losses and loss adjustment expenses                            8,334           1,055
    Ceded reinsurance payable, accounts payable and
      accrued expenses                                             1,285           3,303
    Receivable from related parties                                  543           9,641
    Current federal income taxes payable                           6,394           7,711
    Deferred federal income taxes payable                          4,091           5,617
                                                           ---------------------------------
Net cash provided by operating activities                        290,995         273,839
                                                           ---------------------------------

INVESTING ACTIVITIES
Sales and maturities of fixed maturity securities                 97,146         386,843
Purchases of fixed maturity securities                          (351,501)       (607,690)
Purchases, sales and maturities of short-term
  investments, net                                               (32,722)        (71,534)
Receivable for securities sold                                       (56)         13,243
Payable for securities purchased                                   1,405               -
Purchases of fixed assets                                           (758)         (1,483)
                                                           ---------------------------------
Net cash used in investing activities                           (286,486)       (280,621)
                                                           ---------------------------------

FINANCING ACTIVITIES                                                                   -
Capital contribution                                               8,049               -
                                                           ---------------------------------
Net cash provided by financing activities                          8,049               -
                                                           ---------------------------------

Net increase (decrease) in cash and cash equivalents              12,558          (6,782)
Cash and cash equivalents at beginning of period                  69,292          78,645
                                                           ---------------------------------
Cash and cash equivalents at end of period                 $      81,850    $
                                                                           71,863
                                                           =================================

See accompanying notes to unaudited interim consolidated financial statements.

                                        3

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                                   (Unaudited)

                             (Dollars in thousands)

1. BUSINESS AND ORGANIZATION

Financial  Guaranty  Insurance  Company (the  "Company") is a wholly owned  subsidiary of FGIC
Corporation  (the "Parent").  The Company  provides  financial  guaranty  insurance for public finance  and  structured  finance  obligations.  The Company  began  insuring  public  finance obligations  in 1984 and  structured  finance  obligations  in 1988.  The Company's  financial strength  is rated  "Aaa" by  Moody's  Investors  Service,  Inc.,  "AAA" by  Standard & Poor's
Rating Services,  a division of The McGraw-Hill  Companies,  Inc., and "AAA" by Fitch Ratings,
Inc.  The Company is  licensed to engage in writing  financial  guaranty  insurance  in all 50 states,  the District of Columbia,  the  Commonwealth  of Puerto Rico, the U.S. Virgin Islands
and,  through a branch,  in the United Kingdom.  In addition,  a United Kingdom  subsidiary is authorized  to write  financial  guaranty  insurance  in the United  Kingdom and has  passport rights to write  business in other  European  Union member  countries.  The Company and Parent have formed  subsidiaries to facilitate  geographic and business  expansion.  As used in these notes,  the  term  "Company"  refers  to  Financial  Guaranty  Insurance  Company  and/or  its
subsidiaries.

On  December  18,  2003,  an  investor  group  consisting  of The  PMI  Group,  Inc.  ("PMI"), affiliates  of the  Blackstone  Group L.P.  ("Blackstone"),  affiliates  of the Cypress  Group
L.L.C.  ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC"),  collectively the "Investor
Group,"  completed  the  acquisition  of the Parent  from a  subsidiary  of  General  Electric
Capital  Corporation ("GE Capital") in a transaction  valued at approximately  $2,200,000 (the
"Transaction").  At the closing of the  Transaction,  the Investor  Group,  acting  through an affiliate,  paid GE  Capital a cash  purchase  price of  approximately  $1,600,000,  which was funded by equity  investments by the Investor Group and borrowings of  approximately  $227,300 under a bridge loan facility  within an affiliate of Bank of America  Corporation.  On January
12, 2004,  the Parent issued  $250,000 of senior notes due on January 15, 2034.  The notes pay interest on January 15 and July 15 of each year at a rate of 6% per annum.  The proceeds  were used to repay  the  outstanding  bridge  loan,  plus  accrued  and  unpaid  interest,  and the remaining  proceeds were  retained by the Parent to pay interest on the notes.  As part of the
Transaction,  Banc of America  Securities,  LLC ("BOA")  received  warrants to purchase Parent common stock.  Under the  agreement,  BOA can  subscribe for and purchase up to  approximately
11,451  shares at an  exercise  price of six  hundred  dollars  per share.  The  warrants  are exercisable  in whole or in part prior to December 18,  2013.  As of  September  30, 2005,  no
warrants had been exercised.  In addition,  the Parent paid GE Capital approximately  $284,300 in  pre-closing  dividends  and  GE  Capital  retained  2,346  shares  of  Parent  Convertible
Preferred Stock with an aggregate  liquidation  preference of $234,600,  and  approximately 5%
of the  outstanding  Parent's  common  stock.  PMI is the largest  stockholder  of the Parent, owning  approximately  42% of its common  stock at  September  30, 2005 and December 31, 2004.
Blackstone,  Cypress  and CIVC owned  approximately  23%,  23% and 7% of the  Parent's  common stock, respectively, at September 30, 2005 and December 31, 2004.

                                        4

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited)(Continued)

                             (Dollars in thousands)

2. BASIS OF PRESENTATION

The  consolidated   financial   statements  include  the  accounts  of  the  Company  and  its subsidiaries.  All significant intercompany balances have been eliminated.

The  accompanying   unaudited   consolidated   financial  statements  have  been  prepared  in
accordance with  accounting  principles  generally  accepted in the United States ("GAAP") for interim  financial  information.  Accordingly,  they do not include all of the information and footnotes  required by GAAP for complete financial  statements.  In the opinion of management, all  adjustments  (consisting  of normal  recurring  accruals)  considered  necessary for fair presentation  have been  included.  Operating  results for the three- and  nine-month  periods ended  September 30, 2005 are not  necessarily  indicative of results that may be expected for the full year ending  December  31,  2005.  These  unaudited  interim  consolidated  financial statements should be read in conjunction with the audited  consolidated  financial  statements for the year ended December 31, 2004, including the accompanying notes.

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

The preparation of financial  statements in conformity  with GAAP requires  management to make estimates and  assumptions  that affect the amounts  reported in the financial  statements and the accompanying notes. Actual results could differ from those estimates.

3. REVIEW OF FINANCIAL GUARANTY INDUSTRY ACCOUNTING PRACTICES

The  Securities  and  Exchange  Commission  ("SEC")  staff  has  commenced  a  review  of  the accounting  practices of publicly held financial  guaranty industry  companies with respect to loss  reserves,  and the Financial  Accounting  Standards  Board ("FASB") staff is considering whether  additional  accounting  guidance is necessary to address loss  reserving  and certain other  practices  in the  financial  guaranty  industry.  When the FASB or the SEC  reaches  a conclusion on this issue,  the Company,  along with other companies in the financial  guaranty industry,  may be required to change certain aspects of accounting for loss reserves,  premium income and deferred  acquisition  costs.  The FASB review is ongoing and it is not possible to predict  the  impact,  if any,  that  this  review,  or the one by the  SEC,  may  have on the
Company's accounting practices.

4. PREMIUM REFUNDINGS

When an  obligation  insured  by the  Company  is  refunded  prior to the end of the  expected policy coverage  period,  any remaining  unearned  premium is recognized.  A refunding  occurs when an insured obligation is called or legally defeased prior to the stated maturity.

                                        5

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited)(Continued)

                             (Dollars in thousands)

4. PREMIUM REFUNDINGS (CONTINUED)

Premiums  earned include  $46,166 and $36,217 for the nine months ended September 30, 2005 and
2004,  respectively,  and $10,210 and $15,522 for the three  months ended  September  30, 2005 and 2004,  respectively,  related to the  accelerated  recognition  of  unearned  premiums  in connection with refundings.

5. LOSS RESERVES AND LOSS ADJUSTMENT EXPENSES

Loss reserve and loss  adjustment  expenses are regularly  reviewed and updated based on claim payments and the results of ongoing  surveillance.  The Company's  ongoing  insured  portfolio surveillance  is designed to identify  impaired  obligations  and thereby provide a materially complete  recognition  of losses for each  accounting  period.  The reserves  are  necessarily based upon estimates and subjective  judgments about the outcome of future events,  and actual results  will likely  differ from these  estimates.  At September  30,  2005,  the Company had case reserves of $30,319,  credit watchlist  reserves of $20,841 and a loss adjustment expense reserve of $1,041.  Case reserves and credit watchlist  reserves at September 30, 2005 include
$8,784 and $12,055,  respectively,  of estimated  losses  related to  obligations  impacted by
Hurricane  Katrina  (see Note 12).  At December  31,  2004,  the Company had case  reserves of
$14,686,  credit  watchlist  reserves  of $23,484  and a loss  adjustment  expense  reserve of
$1,011.

6. INCOME TAXES

The Company has a tax sharing  agreement with the Parent,  which files a consolidated  Federal income tax return.

The  Company's  effective  federal  corporate  tax rate  (24.2% and 24.5% for the nine  months ended  September 30, 2005 and 2004,  respectively,  19.2% and 26.0% for the three months ended
September  30, 2005 and 2004,  respectively)  is less than the  statutory  corporate  tax rate
(35%)  on  income  due  to  permanent   differences  between  financial  and  taxable  income,
principally tax-exempt interest.

7. REINSURANCE

Net  premiums  earned are shown net of ceded  premiums  earned of $17,712  and $15,140 for the nine months ended  September  30, 2005 and 2004,  respectively,  and $6,074 and $6,111 for the nine months ended September 30, 2005 and 2004, respectively.

                                        6

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited)(Continued)

                             (Dollars in thousands)

8. COMPREHENSIVE INCOME (LOSS)

Accumulated  other  comprehensive  (loss)  income of the Company  consists  of net  unrealized gains on investment securities and foreign currency translation adjustments.

The components of total  comprehensive  income for the three-month and six-month periods ended
September 30, 2005 and 2004 are as follows:

                                     NINE MONTHS ENDED
                                       SEPTEMBER 30,
                                     2005           2004
                                -------------- --------------
Net income                      $     152,705  $     128,653
Other comprehensive (loss)
  income                              (23,548) 10,465
                                -------------- --------------
Total comprehensive income      $     129,157  $     139,118
                                ============== ==============

                                     THREE MONTHS ENDED
                                       SEPTEMBER 30,
                                     2005           2004
                                -------------- --------------
Net income                      $      39,407  $
                                               41,954
Other comprehensive (loss)
  income                              (30,529)        58,056
                                -------------- --------------
Total comprehensive income      $       8,878    $
                                               100,010
                                ============== ==============

The  components  of other  comprehensive  income  (loss)  for the  three-month  and  six-month periods ended September 30, 2005 and 2004 are as follows:

                                                   NINE MONTHS ENDED SEPTEMBER 30, 2005
                                               ----------------------------------------------
                                                   BEFORE-           TAX          AMOUNT
                                                 TAX AMOUNT                     NET OF TAX
                                               ---------------- -------------- --------------

Unrealized holding losses arising during the
  period                                       $     (27,881)  $       9,759   $     (18,122)
Less reclassification adjustment for gains
  realized
  in net income                                         (110)             38             (72)
                                               --------------- --------------- --------------
Unrealized losses on investments                     (27,991)          9,797         (18,194)
Foreign currency translation adjustment               (8,237)          2,883          (5,354)
                                               --------------- --------------- --------------
Total other comprehensive loss                 $     (36,228)  $      12,680   $     (23,548)
                                               =============== =============== ==============

                                        7

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited)(Continued)

                             (Dollars in thousands)

8. COMPREHENSIVE INCOME (LOSS) (CONTINUED)

                                                  THREE MONTHS ENDED SEPTEMBER 30, 2005
                                               ---------------------------------------------
                                                  BEFORE-           TAX          AMOUNT
                                                 TAX AMOUNT                    NET OF TAX
                                               --------------- -------------- --------------
Unrealized holding losses arising during the   $     (43,713)  $      15,299  $     (28,414)
  period
Less reclassification adjustment for losses
  realized
  in net income                                            8              (3)             5
                                               --------------- -------------- --------------
Unrealized losses on investments                     (43,705)         15,296        (28,409)
Foreign currency translation adjustment               (3,263)          1,143         (2,120)
                                               --------------- -------------- --------------
Total other comprehensive loss                 $     (46,968)  $      16,439  $     (30,529)
                                               =============== ============== ==============

                                                   NINE MONTHS ENDED SEPTEMBER 30, 2004
                                               ---------------------------------------------
                                                  BEFORE-           TAX          AMOUNT
                                                 TAX AMOUNT                    NET OF TAX
                                               --------------- -------------- --------------
Unrealized holding gains arising during the    $      14,755   $      (5,164) $       9,591
  period
Less reclassification adjustment for gains
  realized
  in net income                                         (460)            161           (299)
                                               --------------- -------------- --------------
Unrealized gains on investments                       14,295          (5,003)         9,292
Foreign currency translation adjustment                1,804            (631)         1,173
                                               --------------- -------------- --------------
Total other comprehensive income               $      16,099   $      (5,634) $      10,465
                                               =============== ============== ==============

                                                 THREE MONTHS ENDED SEPTEMBER 30, 2004
                                              ---------------------------------------------
                                                  BEFORE-           TAX          AMOUNT
                                                TAX AMOUNT                     NET OF TAX
                                              ---------------- -------------- -------------

Unrealized holding gains arising during the
  period                                      $      88,860    $   (31,101)    $   57,759
Less reclassification adjustment for losses
  realized
  in net income                                         318           (111)           207
                                              ---------------- --------------- ------------
Unrealized gains on investments                      89,178        (31,212)        57,966
Foreign currency translation adjustment                 139            (49)            90
                                              ---------------- --------------- ------------
Total other comprehensive income              $      89,317    $   (31,261)    $   58,056
                                              ================ =============== ============

                                        8

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited)(Continued)

                             (Dollars in thousands)

9. VARIABLE INTEREST ENTITIES

In January 2003, the FASB issued Financial  Interpretation  No. 46,  Consolidation of Variable
Interest  Entities ("FIN 46"). FIN 46 requires  variable  interest entities to be consolidated by their  primary  beneficiaries  if the  entities  do not  effectively  disperse  risk  among parties  involved.  Variable  interest  entities that  effectively  disperse risks will not be consolidated.  FIN 46  requires  disclosures  for  entities  that  have  either a  primary  or significant  variable  interest in a variable  interest  entity.  Management has evaluated the structured  finance  transactions  insured  by the  Company  and  does  not  believe  any such transactions require consolidation or disclosure under FIN 46.

During 2004, the Company  arranged the issuance of contingent  preferred trust securities by a group of special purpose Trusts (see Note 10). These Trusts are considered  variable  interest entities under FIN 46.  However,  the Company is not considered  the primary  beneficiary  and therefore is not required to consolidate the Trusts.

10. PREFERRED TRUST SECURITIES

On July 19, 2004,  the Company  closed a new  $300,000  facility,  consisting  of Money Market
Committed Preferred  Custodial Trust Securities ("CPS  Securities").  This facility replaced a
$300,000  "Soft  Capital"  facility  previously  provided by GE Capital.  Each of six separate newly organized  Delaware trusts (the "Trusts")  issues $50,000 in perpetual CPS Securities on a rolling,  28-day  auction rate basis.  Proceeds from these  securities  are invested in high quality,  short-term  securities  and held in the  respective  Trusts.  Each  Trust is  solely responsible for its  obligations,  and has been established for the purpose of entering into a put agreement  with the Company which  obligates  the Trusts at the Company's  discretion,  to purchase perpetual  Preferred Stock of the Company.  In this way, the program provides capital support to the Company by allowing  it to obtain  immediate  access to new capital at its sole discretion at any time through the exercise of the put options.  The Company  recorded expense for the right to put its  shares to the Trusts of $1,431  and $387 for the nine  months  ended
September  30,  2005 and  2004,  respectively,  and $463 and $387 for the three  months  ended
September 30, 2005 and 2004, respectively.

11. REVOLVING CREDIT FACILITY

The Parent,  in  conjunction  with the  Company,  has a $200,000  senior  unsecured  revolving credit  facility  expiring on December  14,  2005.  The facility is provided by a syndicate of banks and other financial  institutions  led by JPMorgan Chase,  as  administrative  agent and sole lead arranger.  During 2004,  and for the nine months ended  September 30, 2005, no draws were made under the facility.

                                        9

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited)(Continued)

                             (Dollars in thousands)

12. HURRICANE KATRINA

At September 30, 2005 the Company had insured  public  finance  obligations  with a net par in force  ("NPIF") of  approximately  $4,128,173  in  locations  impacted by  Hurricane  Katrina.
Approximately  $2,059,614  of these  obligations  relates to locations  designated by the U.S.
Federal  Emergency  Management  Administration  ("FEMA")  as  eligible  for  both  public  and individual assistance ("FEMA-dual designated  locations");  the remainder,  or $2,068,559,  of these  obligations  relates  to  locations  designated  by FEMA  as  eligible  for  individual assistance  only.  The Company  believes  that insured  obligations  in  FEMA-dual  designated locations are more likely to be impaired than obligations  eligible for individual  assistance only.  Consequently,  since the occurrence of Hurricane  Katrina,  the Company has focused its portfolio  surveillance  efforts related to Hurricane Katrina on evaluating its insured public finance obligations in the dual-designated  locations.  These FEMA-dual  designated  locations consists primarily of counties and parishes in Alabama, Mississippi and Louisiana.

As a result of this  evaluation,  the Company has placed insured  public  finance  obligations
with  a  NPIF  totaling  $977,345  on  the  credit  watchlist.   The  insured  public  finance
obligations  placed on the credit  watchlist  consist of obligations  located in the Parish of
Orleans (in which New Orleans is located) and the immediately  surrounding  parishes.  For the three  months  ended  September  30,  2005,  the  Company  recorded  case  reserves of $8,784, watchlist  reserves of $12,055  and  estimated  reinsurance  recoverables  of $363  related to insured  public  finance  obligations  placed on the credit  watchlist.  The case  reserves of
$8,784  relate to an  investor-owned  utility  with a NPIF of $75,000  that has  entered  into bankruptcy  proceedings.  The  watchlist  reserves  of  $12,055  were  based  on  management's
assessment  that  the  associated   insured  public  finance   obligations   have  experienced
impairment  due to  diminished  revenue  sources.  The NPIF  for the  insured  public  finance obligations for which watchlist  reserves of $12,055 have been  established  totals  $503,083.
The $503,083 (a subset of the $977,345) is supported by the revenue sources below:

               REVENUE SOURCE                 NET PAR IN FORCE
---------------------------------------------------------------
               General Obligation                      $90,079
               Hotel Tax                               169,750
               Sales Tax                               104,186
               Municipal Utility                       120,641
               Public Higher Education                  18,426
---------------------------------------------------------------
               TOTAL                                  $503,083
===============================================================

                                        10

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Unaudited)(Continued)

                             (Dollars in thousands)

12. HURRICANE KATRINA (CONTINUED)

The Company  historically  has established  watchlist  reserves to recognize the potential for claims against the Company on insured  obligations  that are not presently in payment default, but  which  have  migrated  to an  impaired  level,  where  there is a  substantial  increased probability  of default.  These  reserves  reflect an estimate of probable loss given evidence of  impairment,  and  a  reasonable  estimate  of  the  amount  of  loss  given  default.  The
methodology   for   establishing   and   calculating   the  watchlist   reserve  relies  on  a
categorization  and  assessment  of the  probability  of  default,  and  loss  severity  given default,  of the  specifically  identified  impaired  obligations  on the  watchlist  based on historical  trends and other  factors.  The  watchlist  reserve is  adjusted as  necessary  to reflect  changes in the loss  expectation  inherent  in the group of  impaired  credits.  Case reserves are established for the value of estimated losses on particular  insured  obligations that are  presently  or likely to be in payment  default at the balance  sheet  date,  and for which the future loss is probable and can be reasonably estimated.

Given the  unprecedented  nature of the events and magnitude of damage in the affected  areas, the loss reserves were  necessarily  based upon estimates and subjective  judgments  about the outcome of future  events,  including  without  limitation the amount and timing of any future federal and state aid. The loss  reserves  will likely be adjusted as  additional  information becomes  available,  and such  adjustments  may have a  material  impact on future  results of operations.  However,  the Company believes that the losses  ultimately  incurred as result of
Hurricane Katrina will not have a material impact on the Company's financial position.

For the three  months  ended  September  30, 2005,  the Company  paid claims  totaling  $4,856 related to insured public finance obligations  impacted by Katrina.  The Company  subsequently received  reimbursements  of $169 and $4,686 on  September  12,  2005 and  October  13,  2005,
respectively,  for these claims payments.  At September 30, 2005, the $4,686 is reflected as a recoverable on paid claims.

The  Company's  structured  finance  insured  portfolio  was  not  significantly  impacted  by
Hurricane  Katrina,  reflecting the geographic  diversification  of the credits comprising the insured structured finance obligations.

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